Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194016) of Inogen, Inc. of our report dated March 31, 2014, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/ BDO USA, LLP

Los Angeles, California

March 31, 2014